SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 2, 2005

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On December 2, 2005, the company entered into a Stockholders Agreement with respect to a proxy contest previously announced by Third Point LLC related to the election of directors at an annual meeting of stockholders scheduled for January 31, 2006 (the "Contest") and various other matters related thereto as described below. Under the agreement, Ligand Pharmaceuticals Incorporated (the
"Company") will expand its Board of Directors by December 8, 2005, the next regularly scheduled Board meeting, from eight to eleven members. The new Board will consist of the existing board members plus Daniel S. Loeb, Jeffrey R.
Perry, and Brigette Roberts, M.D.

In addition, pursuant to the Stockholders Agreement, among other things:

1. The company will nominate Third Point Designees listed above, recommend them for election to the Board and solicit proxies in their favor until
                a.  the 2007 annual meeting or
                b.  a Director Termination Date (see below)

2. The company will notify Third Point at least 75 days in advance of a date set for any meeting of stockholders at which directors are to be elected (other than the January 31, 2006 meeting date)

3. If a special committee is formed to oversee the strategic alternatives process, Third Point Designees will participate (with 1 out of 3 or 4 committee members; 2 out of 5 or more committee members)

4.      Third Point's board members will be subject to:
                a.  all written policies applicable to other board members
                b.  fiduciary and common law duties as directors

5. Until June 2, 2006 at the earliest, or the later termination or consummation of the strategic process or the Director Termination Date
        Third Point will vote:
                a.  in favor of nominees recommended by the Board of Directors
                b. in accordance with recommendations of the board of directors on other stockholder proposals
                c.  in its discretion on other proposals

6. Until June 2, 2006 at the earliest, or the later termination or consummation of the strategic process or the Director Termination Date, Third Point will not:
                a.  solicit proxies
                b. submit any proposal for consideration at an annual or special meeting
                c. engage in a plan or proposal that relates to or would result in any of the following activities (or file an amendment to their Schedule 13D indicating a plan to engage in any of the following activities), including forming a group to participate in any of these prohibited activities
                    "Schedule 13D Activities"):
                       i)      buy or sell securities
                       ii) extraordinary corporate transaction (such as a merger)
                       iii)    sale of a material amount of assets
                       iv) change in the present board of directors or management
                       v) material change in capitalization or dividend policy
                       vi) other material change in Ligand's business or corporate structure
                       vii) change in charter, bylaws or other actions which would impede a change of control
                       viii)   causing the delisting of a class of securities
                       ix) causing a class of securities to be eligible for termination of registration
                       x)      any action similar to the above

7. The company will reimburse actual out-of-pocket expenses of Third Point and its affiliates directly related to certain matters connected to the Contest and incurred prior to the date of the agreement, subject to presentation of invoices and a cap of $475,000. One-half of the actual expense will be paid within 5 days

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        of the date of December 2, 2005 with the remaining one-half paid on
        June 2, 2006 so long as a Director Termination Date has not occurred and a definitive document has not been signed as a result of the strategic process.

8.       A "Director Termination Date" is the first to occur of the following:
                a.  date Third Point affiliates engage in a Schedule 13D
                    Activity prohibited above
                b. file an amendment to Schedule 13D (other than in connection with the signing of this agreement)
                c. sale of any of their shares of Ligand stock (on an aggregate basis)
                d. no Third Point Designees on the board and no successors named
                e. June 2, 2006 at the earliest, or the later termination or consummation of the strategic process

The description of the Stockholders Agreement above does not purport to be complete and is qualified in its entirety by reference to the Stockholders
Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

A copy of the press release announcing the settlement and the execution of the Stockholders Agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
10.1.             Settlement Agreement dated as of December 2, 2005 by and among
                  Ligand Pharmaceuticals Incorporated and Third Point LLC, Third
                  Point Offshore Fund, Ltd., Third Point Partners LP, Third
                  Point Ultra Ltd., Lyxor/Third Point Fund Ltd., and Third Point
                  Partners Qualified LP.

99.1 Press release issued by the company and Third Point LLC on December 5, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.

                              LIGAND PHARMACEUTICALS INCORPORATED




    Date : December 5, 2005   By:      /s/ Warner R. Broaddus
                              Name:    Warner R. Broaddus
                              Title:   Vice President, General Counsel &
                                       Secretary